STS Turbo, Inc.

IP TRANSFER
AND
SECURITIES PURCHASE AGREEMENT

IP TRANSFER AND SECURITIES PURCHASE AGREEMENT

This IP Transfer and Securities Purchase Agreement (this “Agreement”) is made and entered into effective as of the 13th day of January, 2010 (the “Effective Date”) by and between STS Turbo, Inc., a Nevada corporation (the “Company”), and Richard K. Squires, an individual (the “Purchaser”).  The Company and Purchaser shall each be referred to as a “Party” and collectively as the “Parties.”

1.           TRANSFER OF INTELLECTUAL PROPERTY; PURCHASE OF SHARES:

a)           Purchaser hereby transfers to the Company all of his rights, title and interest in and to the intellectual property (the “Intellectual Property”) described in Exhibit A attached hereto (the “IP Transfer”) which amount, when and if accepted by the Company, will constitute the payment by the Purchaser of the Purchase Price for the Shares (as defined below).

b)           In exchange for the IP Transfer, the Company hereby agrees to issue to Purchaser Five Million (5,000,000) shares of its common stock (the “Shares”)

2.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY PURCHASER:  The Purchaser hereby represents, warrants and agrees as follows:

a)           Purchase for Own Account.  Purchaser represents that he is acquiring the Shares solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b)           Ability to Bear Economic Risk.  Purchaser acknowledges that investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

c)           Access to Information. The Purchaser acknowledges that the Purchaser has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Purchaser considers necessary in connection with the Purchaser’s investment in the Shares.  Purchaser further acknowledges receipt of the Investor Term Sheet attached hereto as Exhibit B.  As a result, the Purchaser is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Purchaser may have had with respect thereto.  The Purchaser understands:

(i)           The risks involved in this investment, including the speculative nature of the investment;

(ii)           The financial hazards involved in this investment, including the risk of losing the Purchaser’s entire investment;

(iii)           The lack of liquidity and restrictions on transfers of the Shares; and

(iv)           The tax consequences of this investment.

The Purchaser has consulted with the Purchaser’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Purchaser in the Shares and the merits and risks of an investment in the Shares.

d)           Shares Part of Private Placement.  The Purchaser has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Shares is to be effected and the Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority.  The Purchaser understands that the Company is relying in part on the Purchaser’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Purchaser’s representations, the Purchaser has in mind merely acquiring Shares for resale on the occurrence or nonoccurrence of some predetermined event.  The Purchaser has no such intention.

e)           Further Limitations on Disposition.  Purchaser further acknowledges that the Shares are restricted securities under Rule 144 of the Act, and, therefore, when issued by the Company to the Purchaser will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Purchaser further acknowledges that the Shares are subject to the terms and conditions of that certain Lock Up Agreement dated May 8, 2009 by and between the Company, Purchaser, and other shareholders of the Company.

f)           Purchaser has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of Purchaser.  The Purchaser shall transfer title in and to the  Intellectual Property free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent.

3.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY:  The Company hereby represents, warrants and agrees as follows:

a)           Corporate Power.  The Company has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

b)           Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the issuance of the Shares.  This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  The issuance of the Shares will be validly issued, fully paid and nonassessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser through no action of the Company; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

c)           Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

4.           INDEMNIFICATION:  The Purchaser hereby agrees to indemnify and defend the Company and its directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a)           Any breach of or inaccuracy in the Purchaser’s representations, warranties or agreements herein;

(b)           Any disposition of any Shares contrary to any of the Purchaser’s representations, warranties or agreements herein;

(c)           Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Shares.

5.           MISCELLANEOUS:

a)           Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b)           Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the State of Utah as applied to agreements among Utah residents, made and to be performed entirely within the State of Utah.  The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Salt Lake County, Utah, United States of America.

c)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e)           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

If to the Company:	STS Turbo, Inc.
165 N. 1330 West, Suite A-4
Orem, UT 84057
Facsimile No.: (801) 224-3477
Attn: President

If to Purchaser:	Richard K. Squires
165 N. 1330 West, Suite A-4
Orem, UT 84057
Facsimile No.: (801) 224-3477

or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other Party hereto.

f)           Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

g)          Entire Agreement; Successors.  This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.  The representations, warranties and agreements contained in this Agreement shall be binding on the Purchaser’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

h)          Expenses.  Each Party shall pay their own expenses in connection with this Agreement.  In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

IN WITNESS WHEREOF, the Parties have executed this IP Transfer and Securities Purchase Agreement as of the date first written above.

“Company”	“Purchaser”

STS Turbo, Inc.,
a Nevada corporation

/s/ Richard K. Squires	/s/ Richard K. Squires
By: Richard K. Squires	Richard K. Squires, an individual
Its: President

Exhibit A

Intellectual Property

A ‘green’ power producing technology that harnesses wasted energy that already exists in vehicles, and converts that wasted energy into a usable power source capable of dramatically enhancing the fuel mileage and efficiency of all types of vehicles.

A - 1

Exhibit B

STS TURBO, INC.
TERM SHEET

January 13, 2009

Company:	STS Turbo, Inc., a Nevada corporation

Date of Formation:	August 28, 2008

Capitalization:
Before the offering:

•     The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.
•     There are 28,646,000 shares of common stock and 500,000 shares of preferred stock outstanding.

After the offering:

•     There will be 33,646,000 shares of common stock and 500,000 shares of preferred stock outstanding.

Subsidiaries:	The Company has one wholly-owned subsidiary, Squires Turbo Systems, Inc., a Utah corporation.

B - 1